EXHIBIT 11

                         TALK.COM INC. AND SUBSIDIARIES

                       COMPUTATION OF NET INCOME PER SHARE
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                   FOR THE THREE MONTHS ENDED
                                                                           MARCH 31,
                                                                 -------------------------------
                                                                     2000              1999
                                                                 ------------- --- -------------
Income before extraordinary gain                                     $13,380           $12,334
Extraordinary gain                                                        --            18,997
                                                                 -------------     -------------

Net income                                                           $13,380           $31,331
                                                                 =============     =============

BASIC:

Weighted average common shares outstanding                            65,302            58,909
                                                                 =============     =============

Income before extraordinary gain                                     $  0.20           $  0.21
Extraordinary gain                                                        --              0.32
                                                                 -------------     -------------

Net income                                                           $  0.20           $  0.53
                                                                 =============     =============

DILUTED:

Weighted average common and common equivalent shares outstanding:

Weighted average shares                                               65,302            58,909
Effect of assumed conversion of common stock options                   3,099             3,426
                                                                 -------------     -------------
Weighted average common and common equivalent shares                  68,401            62,335
                                                                 =============     =============

Income before extraordinary gain                                     $  0.20           $  0.20
Extraordinary gain                                                        --              0.30
                                                                 -------------     -------------

Net income                                                           $  0.20           $  0.50
                                                                 =============     =============